Exhibit 99.1

www.nsgrouponline.com Independent Petroleum Association of America October 7, 2005

www.nsgrouponline.com NS Group is a leading domestic producer of seamless and welded tubular steel products serving the energy industry. Our products are used primarily in oil and natural gas drilling exploration and production operations in both onshore and offshore applications.

Linda A. Pleiman Director - Investor Relations and Corporate Communications Thomas J. Depenbrock Vice President - Finance, Treasurer, Secretary & CFO

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Investment Considerations Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Full backward integration for seamless products - Steel-making permitted capacity - 600,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Record financial performance Debt free Company Description

Profile Products - Seamless and welded tubular products - Oil country tubular goods (API approved) tubing casing - Alloy and carbon grades - Line pipe Company Description

Profile Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies Company Description

2005 Second Quarter Product Mix Sales: $168 million Company Description * Based on sales dollars Carbon Alloy East 32 68 Carbon 32% Alloy 68% Welded Seamless East 40 60 Welded 40% Seamless 60% OCTG OCTG Other 94 6 OCTG 94% Other 6% All Products By Grade

Substantial Capacity Seamless Welded East 570000 200000 Seamless 250,000 TPY Welded 570,000 TPY Company Description 820,000 tons per year

Product Offerings Alloy 68% Carbon 32% SEAMLESS WELDED API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments Leadership position in seamless production tubing Source: Preston Pipe & Tube and Company estimates, * second quarter 2005 (excludes imports) Company Description All other NS Group Small O.D. Seamless 27 73 73% Seamless: Small O.D. All Other NS Group East 79 21 21% Welded: Casing

Selected End-Users Anadarko Chesapeake Encana EOG ExxonMobil Southwestern Energy Company Vintage Petroleum, Inc. Company Description

Statement of Operations Data (dollars in millions, Three Months Ended except per share amounts) 6/30/05 3/31/05 6/30/04 Net sales $167.8 $139.0 $109.4 Operating income $ 40.0 $ 22.6 $ 21.6 Operating margin 23.9% 16.2% 19.7% Net income $ 37.2 $ 19.3 $ 20.6 Net income per diluted share $1.65 $0.86 $0.96 Company Description

Balance Sheet Data Company Description June 30, December 31, (in millions) 2005 2004 Cash and short-term investments $ 72.0 $ 30.9 Working capital $199.7 $136.8 Total assets $323.5 $266.9 Shareholders' equity $235.7 $174.3 Shares outstanding 22.3 21.9 Net debt free No borrowings against $50 million credit facility $87 million of NOL's at 12/31/04

Industry Outlook Demand Supply Price Industry Environment Strong rig count level (+) Slowly increasing rig count (+) + 14% in 2005 Import share (-) - FX, raw materials, international rig count Domestic mill output steady (+) Healthy inventories/rig (+) Avg. revenue per ton steady at high level Strong in 2005 - GDP growth (+) - Hot Summer (+) - Costly alternatives (+) Balanced to tight - Storage (+) - U.S. production (+) - Cdn production (+) Very attractive for E&P (+) Demand steady (-) - GDP growth (-) - Softer auto sector (+) Supply discipline (-) Global capacity expansion (+) Exports of scrap (-) Prices steady to up at medium level Natural Gas OCTG Steel Coil/Scrap

Source: Baker Hughes, NYMEX and Company estimates 1997 1998 1999 2000 2001 2002 2003 2004 Sept YTD 2005 Est. Oil 379 269 128 197 217 137 157 165 179 204 Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 8.49 Gas 564 571 496 720 939 691 872 1025 1170 1156 Avg. Natural Gas $/mcf Avg. Rigs Average U.S. Rotary Rig Count Industry Environment (Demand)

Average International Rig Count Source: Baker Hughes and Company estimates 1997 1998 1999 2000 2001 2002 2003 2004 Aug YTD 2005 Est. International 809 754 588 652 745 732 771 836 900 935 Industry Environment (Demand)

Average OCTG Imports Source: Preston Pipe & Tube Report and Company estimates 1998 1999 2000 2001 2002 2003 2004 Thru 8/05 All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.27 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.1 Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.27 Industry Environment (Supply)

U.S. OCTG Inventory 1998 1999 2000 2001 2002 2003 2004 Aug E Inventory 1200 969 1506 1643 1327 1412 1667 2100 Per Rig 1934 1257 1352 1852 1540 1254 1341 1451 Source: Preston Pipe & Tube Report and Company estimates Inventory (end of period) (tons 000's) Tons per rig Industry Environment (Supply)

NS Group Average Net Revenue/Ton 1Q-03 2Q-03 3Q-03 4Q-03 1Q-04 2Q-04 3Q-04 4Q-04 1Q-05 2Q-05 Welded 431 449 467 482 568 862 920 1009 1075 1071 Seamless 342 335 370 378 322 180 290 373 392 588 Record seamless and welded levels Record spread between seamless and welded Industry Environment $350 $180 $600

Raw Material Cost* Seamless scrap raw material costs represent 23% of COGS Welded steel coils represent 80% of COGS * 2005 YTD Industry Environment

Average Steel Scrap Prices Source: American Metal Market - No. 1 heavy melt ($/GT) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Scrap 114 112 121 143 221 182 209 237 201 174 180 Industry Environment Delta ~ $80/ton

Average Steel Coil Prices Source: American Metal Market (Midwest base) ($/Ton) Industry Environment Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Coil 302 280 287 307 450 590 727 673 633 553 493 Delta ~ $193/ton

Investment Summary Pure-play OCTG exposure Significant market share Seamless backward integration Premium products (alloy 68%) Record financial performance Strong balance sheet Substantial upside potential Positive drilling outlook

Thank You!